EXHIBIT 99.27.1

POWER OF ATTORNEY

See the attached.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the Managers of Invesco PowerShares Capital Management LLC, the Sponsor, whose signature appears below hereby constitutes and appoints Andrew Schlossberg as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, execute, deliver and file with the Securities and Exchange Commission Registration Statements under the Securities Act of 1933 and Investment Company Act of 1940 and any and all amendments thereto, and any and all certificates, letters, applications or other documents connected therewith which such attorney-in-fact may deem necessary or advisable for the registration under such Act of units of undivided fractional interest in all series of the PowerShares QQQ TrustSM, Series 1 and any other subsequent and similar unit investment trusts for which Invesco PowerShares Capital Management LLC is the sponsor and to take any and all action that the said attorneys-in-fact may deem necessary or advisable in order to carry out fully the intent of the foregoing appointment, hereby ratifying and approving the acts of said attorney-in-fact.

By:	/s/ John M. Zerr

Name:	John M. Zerr
Title:	Manager

By:	/s/ Benjamin Fulton

Name:	Benjamin Fulton
Title:	Manager

By:	/s/ David Warren

Name:	David Warren
Title:	Manager